Exhibit 99.5

OF VISION SENSING ACQUISITION CORP

Suite 500, 787 SW 7th Street

Miami, FL 33130

PROXY CARD

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

[DATE], 2023

YOUR VOTE IS IMPORTANT

Important Notice Regarding the Availability

of Proxy Materials for the Special Meeting of Stockholders

to be held on [date], 2023:

This notice of meeting and the accompanying

proxy statement/prospectus are available at

[https://www.cstproxy.com/visionsensing/2023]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

VISION SENSING ACQUISITION CORP

FOR THE SPECIAL MEETING OF STOPCKHOLDERS TO BE HELD ON [DATE], 2023

The undersigned appoints George Sobek, Hang Kon Louis Ma and Garry Stein (the “Proxies”) as proxies and each of them individually with full power to act without the other, each with the power to appoint a substitute and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of the common stock of Vision Sensing Acquisition Corp (“VSAC”) held of record by the undersigned on [●] at the special meeting of the stockholders of VSAC (“Stockholders Meeting”) to be held on [●], 2023, at [●] AM Eastern time via live webcast at [https://www.cstproxy.com/visionsensing/2023] or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Stockholders Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Stockholders Meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. EACH OF THE BUSINESS COMBINATION PROPOSAL, THE nasdaq PROPOSAL AND THE VSAC CHARTER PROPOSAL ARE CROSS-CONDITIONED ON THE APPROVAL OF EACH OTHER. THE ADJOURNMENT PROPOSAL IS NOT CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)	The Business Combination Proposal — To approve and adopt the following resolution: RESOLVED, that VSAC’s entry into and the performance of its obligations under the Business Combination Agreement, dated as of August 30, 2022 as amended by Amendment No. 1 dated January 19, 2023 and Amendment No. 2 dated January 29, 2023, by and among VSAC, Newsight Imaging Ltd. (“Newsight”), and Newsight Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Newsight (“Merger Sub”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, the merger of Merger Sub with and into VSAC, with VSAC surviving the merger as a wholly owned subsidiary of Newsight, in accordance with the terms and subject to the conditions of the Business Combination Agreement and the Transactions contemplated therein, be approved, ratified and confirmed in all respects.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(2)	The Nasdaq Proposal — To approve and adopt the following resolution: RESOLVED, that VSAC’s issuance of up to up to 3,000,000 shares of VSAC Class A common stock pursuant to the PIPE Investment as defined and contemplated in the Business Combination Agreement, dated as of August 30, 2022, as amended, by and among VSAC, Newsight, and Merger Sub, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, be approved, ratified and confirmed in all respects.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(3)	The VSAC Charter Proposal — To approve and adopt the following resolution: RESOLVED, that, subject to the occurrence of the Closing contemplated in the Business Combination Agreement, dated as of August 30, 2022, as amended, by and among VSAC, Newsight, and Merger Sub, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, the amendment and restatement of the Existing VSAC Charter as the Restated VSAC Charter attached as Exhibit A to Annex A to the accompanying proxy statement/prospectus be approved, ratified and confirmed in all respects.

☐ FOR ☐ AGAINST ☐ ABSTAIN

(4)	The Adjournment Proposal — To approve the adjournment of the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the VSAC Charter Proposal.

☐ FOR ☐ AGAINST ☐ ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of VSAC common stock owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of the shares of VSAC common stock owned by me.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Please sign exactly as name(s) appears on this proxy card. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.